Exhibit 10.1

MUTUAL TERMINATION AND RELEASE AGREEMENT

This MUTUAL TERMINATION AND RELEASE AGREEMENT (this “Agreement”), dated as of August 18, 2022, is made and entered into by and among Bright Lights Acquisition Corp., a Delaware corporation (“Bright Lights”), Bright Lights Parent Corp., a Delaware corporation and a direct wholly owned subsidiary of Bright Lights (“ParentCo”), Mower Intermediate Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of Bright Lights (“Intermediate Holdco”), Mower Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Bright Lights (“Merger Sub Corp”), Mower Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub LLC”, together with Bright Lights, ParentCo, Intermediate Holdco, and Merger Sub Corp, the “BLTS Parties”), and Manscaped Holdings, LLC, a Delaware limited liability company (the “Company,” each of the Company and the BLTS Parties a “Party,” and collectively the “Parties” ). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, the BLTS Parties and the Company are party to that certain Business Combination Agreement, dated November 22, 2021, as amended on January 10, 2022 (as amended, the “BCA”);

WHEREAS, pursuant to Section 10.1(a) thereof, the BCA may be terminated by written consent of the Company and Bright Lights; and

WHEREAS, the Parties desire to terminate the BCA and to be bound by the other provisions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of Business Combination Agreement. Effective immediately, the BCA shall be terminated without further action on the part of the parties thereto, and none of the provisions of the BCA shall be of any further force or effect as of such time, including, without limitation, provisions of the BCA which by their terms would otherwise have survived the termination of the BCA. Notwithstanding the foregoing, Section 11.1 (Trust Account Waiver) of the BCA shall survive the termination of the BCA.

2. Termination of the Ancillary Agreements. The Parties acknowledge and agree that, effectively immediately, each of the Ancillary Agreements, with the exception of the Confidentiality Agreement, and together with the Assignment, Assumption and Amendment Agreement (the “AAA,” and collectively with the BCA and the Ancillary Agreements not including the Confidentiality Agreement, the “Terminated Agreements”), dated as of November 22, 2021, by and among Bright Lights, ParentCo and Continental Stock Transfer & Trust Company, shall be automatically terminated without further action on the part of the parties thereto and none of the provisions thereof shall be of any further force or effect, including, without limitation, provisions thereof, as the case may be, that by their terms would otherwise have survived such termination.

3. Payment.

a. Amount. The Company agrees to pay in immediately available funds to the account of Bright Lights (or to such entity or account as may from time to time be designated by Bright Lights) the sum of $1,000,000, which shall be payable as follows: (i) $350,000 on the date hereof, (ii) $216,666.66 on the one-year anniversary of the date hereof, (iii) $216,666.66 on the two-year anniversary of the date hereof, and (iv) $216,666.68 on the three-year anniversary of the date hereof.

b. Acceleration. If the Company fails to make any payments described in Section 3(a) above, in such amounts and at such times as described in Section 3(a) above, or any breach by the Company of any of the terms of this Agreement, and such failure to pay or breach continues uncured for a period of seven (7) days following notice from Bright Lights, then all amounts payable under Section 3(a) above shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding. Any portion of any amount payable under this Section 3 that is not paid when due will accrue interest at an interest rate of ten percent (10%) per annum from the due date until paid.

4. Mutual Release.

a. BLTS Related Parties’ Release. In consideration of the promises herein contained, the BLTS Parties and each of their respective agents, successors-in-interest, affiliated companies, subsidiaries, parent companies, officers, directors, employees and former employees, independent contractors, subcontractors, assigns and legal representatives (the “BLTS Related Parties”) agree not to sue and unconditionally generally release, waive, relinquish, acquit and forever discharge any and all claims, demands, debts, actions, causes of action, suits, covenants, contracts, agreements, obligations, privileges, promises, accounts, damages, costs, expenses, offsets, liabilities, losses, duties and obligations of any kind and character whatsoever, RELATED TO THE TRANSACTIONS OR OCCURRENCES CONTEMPLATED BY THE TERMINATED AGREEMENTS, including with regard to celebrity endorsements contemplated or otherwise entered into by the Parties and including but not limited to those raised or that could have been raised in litigation against the Manscaped Related Parties (as defined below), whether known or unknown, suspected or unsuspected, whether sounding in tort, fraud, contract or otherwise, at law or in equity, fixed or contingent, asserted or unasserted, disclosed or undisclosed, matured or unmatured, as of this date or not, as well as any and all claims of damage of whatever character, whether or not asserted as of this date or which could have been asserted, including, but not limited to, those arising out of or in any way related to the Terminated Agreements, or arising under any federal, state or local statute, regulation, ordinance, or the common law, including without limitation, claims arising under any federal or state law, local ordinance or common law including for breach of implied or express contract, intentional or negligent infliction of emotional distress, defamation or other tort. The Manscaped Related Parties shall have no further duties or liabilities under the Terminated Agreements.

b. Manscaped Related Parties’ Release. In consideration of the promises herein contained, the Company and each of its agents, successors-in-interest, affiliated companies, subsidiaries, parent companies, officers, directors, employees and former employees, independent contractors, subcontractors, assigns and legal representatives (the “Manscaped Related Parties”) agree not to sue and unconditionally generally release, waive, relinquish, acquit and forever discharge any and all claims, demands, debts, actions, causes of action, suits, covenants, contracts, agreements, obligations, privileges, promises, accounts, damages, costs, expenses, offsets, liabilities, losses, duties and obligations of any kind and character whatsoever, RELATED TO THE TRANSACTIONS OR OCCURRENCES CONTEMPLATED BY THE TERMINATED AGREEMENTS, including with regard to celebrity endorsements contemplated or otherwise entered into by the Parties and including but not limited to those raised or that could have been raised in litigation against the BLTS Related Parties, whether known or unknown, suspected or unsuspected, whether sounding in tort, fraud, contract or otherwise, at law or in equity, fixed or contingent, asserted or unasserted, disclosed or undisclosed, matured or unmatured, as of this date or not, as well as any and all claims of damage of whatever character, whether or not asserted as of this date or which could have been asserted, including, but not limited to, those arising out of or in any way related to the Terminated Agreements, or arising under any federal, state or local statute, regulation, ordinance, or the common law, including without limitation, claims arising under any federal or state law, local ordinance or common law including for breach of implied or express contract, intentional or negligent infliction of emotional distress, defamation or other tort. The BLTS Related Parties shall have no further duties or liabilities under the Terminated Agreements.

c. Unknown Claims Acknowledgment. Each of the Parties hereby acknowledges that they may hereafter discover facts different from, or in addition to, those which they now claim or believe to be true with respect to the claims released herein, and agree that the releases contained herein shall be and remain effective in all respects notwithstanding the discovery of such different or additional facts. In furtherance of the release set forth above, each Party hereby acknowledges that they knowingly and voluntarily waive their rights under Section 1542 of the California Civil Code (and under any similar laws of any other jurisdiction) to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matter hereof, and that the consequence of such waiver has been explained to them by their counsel and/or advisors. Each Party acknowledges that they are familiar with the provisions of Section 1542 which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release in accordance with the terms set forth above, each Party expressly acknowledges that this release is intended to include in its scope all claims against the released parties which they do not know or suspect to exist in their favor at the time of execution of this Agreement, and that this release contemplates the extinguishment of any such claim or claims. Each Party expressly waives any right to assert hereafter that any claims were excluded from this Agreement through ignorance, oversight, error or otherwise.

d. No Pursuit of Released Claims. Neither Party has filed, initiated, or prosecuted (or caused to be filed, initiated, or prosecuted) any lawsuit, complaint, action, compliance review, investigation, or proceeding with respect to any claim this Agreement purports to release (“Released Claim”), and each Party agrees never to do so in the future, whether as a named plaintiff, class member, or otherwise with respect to a Released Claim. Each Party agrees never to seek or accept any damages, remedies, or other relief with respect to any Released Claim.

e. Obligations Hereunder. For avoidance of doubt, no Party releases any claims under this Agreement.

5. Confidentiality. No Party may make or file any press release regarding the termination of the Terminated Agreements prior to 1:00 PM PT of the date hereof. The Parties understand and agree that confidentiality is a material term of this Agreement and that any breach of the confidentiality obligations described herein or in the Confidentiality Agreement will constitute a material breach of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the provisions of the Confidentiality Agreement shall survive and remain in full force and effect in accordance with the terms of the Confidentiality Agreement.

6. Non-Disparagement. For the consideration described herein, each Party agrees that the other Parties’ goodwill and reputation are assets of great value which were obtained through great costs, time and effort. Therefore, each Party agrees that they shall not in any way, directly or indirectly, disparage, libel or defame the other Parties, their owners, directors, affiliates or subsidiaries, their respective business or business practices, services, or employees, nor engage in any activity of any nature which in any way results in any disruption to the routine business of the other Parties, or which is damaging to the reputation of the other Parties, or which is otherwise detrimental to the other Parties’ business activities or relationships. Each Party understands and agrees that non-disparagement is a material term of this Release and that any breach of this provision will constitute a material breach of this Agreement.

7. Denial of Liability. It is agreed this Agreement represents a compromise of potential claims, and nothing in this Agreement is to be construed as an admission of liability by any party, and that all such liability is expressly denied.

8. Representations and Acknowledgements. Each Party represents, acknowledges and agrees that:

a. It is intentionally releasing claims that it does not know that it might have against the other Parties and that, with hindsight, it might regret having released.

b. It is not assigned, subrogated or in any other way transferred to anyone else any portion of any claim it is releasing hereunder or any right or privilege under the BCA or related documents.

c. It has full power and authority to enter into this Agreement and to perform any and all transactions or other matters contemplated to be performed hereunder.

d. It has not made or relied upon any statements, representations or promises other than those expressly contained in this Agreement. Through independent investigation, it has obtained all necessary and sufficient information to evaluate and enter into this Agreement.

e. It has had the opportunity to obtain the advice of independent, legal counsel, which counsel approves the form of this Agreement.

f. The execution and delivery of this Agreement by such Party does not, and the performance by such Party of the transactions contemplated by this Agreement does not: (i) conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents); (ii) conflict with, or result in any violation or breach of, or constitute (with our without notice of lapse of time, or both) a default under or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or affecting such Party or any of its assets; or (iii) conflict with or violate any order or judgment of any court or other agency of government applicable to such Party or any of its assets.

9. Governing Law; Jurisdiction; Waiver of Jury Trial.

a. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

b. Jurisdiction. Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 9(b).

c. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Miscellaneous.

a. Complete Agreement. This Agreement is the entire agreement relating to any claims or future rights that the BLTS Parties might have with respect to the Manscaped Related Parties, or that the Manscaped Related Parties might have with respect to the BLTS Related Parties. Once in effect, this Agreement is a valid, legally admissible and binding agreement enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

b. Waiver, Modification, Amendments. No provision of this Agreement may be waived unless in writing signed by Bright Lights and the Company. Waiver of any one provision shall not be deemed to be a waiver of any other provision hereof. This Agreement may not be altered, amended or otherwise changed or modified, except in writing signed by Bright Lights and the Company.

c. Successors. This Agreement binds the Company’s and the BLTS Parties’ administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all BLTS Related Parties or Manscaped Related Parties, as the case may be, and their respective heirs, administrators, representatives, executors, successors, and assigns.

d. Severability. If any part of this Agreement is void or otherwise invalid and hence, unenforceable, such invalid or void portion shall be deemed to be separate and severable from the balance of this Agreement, and shall be given full force and effect as though the void or invalid provision had never been a part of this Agreement.

e. Attorney’s Fees and Costs. Each of the Parties agrees to pay such Party’s own attorney’s fees and costs in connection with this Agreement; provided, however, if further litigation is brought to construe or enforce this Agreement, then, in addition to any other remedy available at law, the prevailing party in any final and non-appealable litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the non-prevailing Party all reasonable and documented out-of-pocket fees and disbursements of counsel (including attorney’s fees and expert witness and other consultants’ fees and costs) relating to or arising out of the Proceeding, including, without limitation, to enforce or collect any judgment or award resulting from the Proceeding.

f. Interpretation. This Agreement is the product of mutual negotiation among Parties, each of which have been represented by counsel, to the extent each deemed necessary or advisable. As a result, the Parties agree that this Agreement is a fair and reasonable settlement. This Agreement shall not be construed against any Party as the principal drafter. The underlined headings in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement and shall not be referred to in connection with the construction or interpretation hereof.

g. Further Cooperation. Each Party hereto agrees to execute all such further and additional documents and instruments, as shall be necessary or expedient to carry out the provisions of this Agreement, and shall promptly and in good faith undertake all reasonable acts to effectuate the provisions of this Agreement. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and the Manscaped Related Parties (in the case of Manscaped) and the BLTS Related Parties (in the case of Bright Lights) to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Authority, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Agreements.

h. Third-Party Beneficiaries. Each Party acknowledges and agrees that the Manscaped Related Parties and BLTS Related Parties are express third-party beneficiaries of the releases of such parties and covenants not to sue such Related Parties contained in Section 4 of this Agreement and such parties are entitled to enforce rights under such section to the same extent that such parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement.

i. Injunctive Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the Parties shall waive the defense of adequacy of a remedy at law and any requirement for the securing or posting of any bond in connection with any such remedy. Each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

j. Other Miscellaneous Terms. The provisions of Sections 11.3 (Notices), 11.4 (Assignment), 11.8 (Headings; Counterparts), 11.16 (Non-Recourse) and 11.19 (Conflicts and Privilege) of the BCA are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Agreement.

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IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

BRIGHT LIGHTS ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Michael Mahan
	Name:	Michael Mahan
	Title:	Chief Executive Officer

Bright Lights Parent Corp.,
a Delaware corporation

By:	/s/ Michael Mahan
	Name:	Michael Mahan
	Title:	Chief Executive Officer

Mower Intermediate Holdings, Inc.,
a Delaware corporation

By:	/s/ Hahn Lee
	Name:	Hahn Lee
	Title:	Treasurer and Secretary

Mower Merger Sub Corp.,
a Delaware corporation

By:	/s/ Hahn Lee
	Name:	Hahn Lee
	Title:	Treasurer and Secretary

Mower Merger Sub 2, LLC,
a Delaware limited liability company

By:	/s/ Hahn Lee
	Name:	Hahn Lee
	Title:	Treasurer and Secretary

[Signature Page to Mutual Termination and Release Agreement]

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

MANSCAPED HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Anh Hao “Paul” Tran
	Name:	Anh Hao “Paul” Tran
	Title:	Chief Executive Officer

[Signature Page to Mutual Termination and Release Agreement]